Exhibit 99.1

Akorn Reports Record Third Quarter 2011 Financial Results

-Revenues of $36.6 million or a 69% increase and Adjusted EBITDA of $11.9 million-

-Raises Outlook for 2011-

LAKE FOREST, Ill.--(BUSINESS WIRE)--November 1, 2011--Akorn, Inc. (NASDAQ: AKRX), a niche specialty pharmaceutical company, today reported financial results for the third quarter of 2011. Consolidated revenue for the third quarter of 2011 was $36.7 million, up 69% over the comparable prior year quarter consolidated revenue of $21.7 million. The increase in revenue was the result of a full quarter of AVR sales totaling $5.6 million, the continued growth of products launched in 2010 and strong organic growth in established injectable and ophthalmic products. Consolidated gross margin for the third quarter of 2011 was 60% compared to 53% in the comparable prior year period. Sustained improvements in gross margin are the result of favorable product mix, selected price increases and higher utilization of plant capacities.

Net income for the third quarter of 2011 was $13.5 million, and earnings per share were $0.13 per diluted share compared to a net income of $4.0 million and earnings per share of $0.04 in the comparable prior year quarter. Third quarter 2011 net income included $2.0 million of expense from the convertible debt issued June 1, up from $0.7 million in expense in the prior quarter. Of the $2.0 million in expense related to the convertible debt, $1.0 million represents cash interest and $1.0 million represents non-cash accretion of the convertible debt discount and amortization of deferred financing costs. Third quarter 2011 net income also included a $6.2 million credit to income tax expense. The Company’s deferred tax assets had previously been fully reserved to reflect the uncertainty that the Company would generate earnings sufficient to realize the benefit of these assets. The credit in this quarter represents the reversal of the reserve as the Company now feels it is probable it will realize the full benefit of its deferred tax assets.

Third quarter 2011 Adjusted EBITDA was $11.9 million, up 88% compared with $6.3 million in the comparable prior year quarter.

Third Quarter Highlights

  Revenue growth of 69% over the comparable prior year quarter, or 44% excluding the impact of the AVR acquisition.
  Ninth consecutive quarter of growth in core revenue, adjusted EBITDA and gross margin (excluding the impact of acquired inventory step-up adjustments). Akorn’s core business consists of the ophthalmic, hospital drugs & injectables and contract services segments.
  Entered into agreement to acquire certain assets of Kilitch Drugs in India, which if closed as planned, will expand the Company’s capacity and capabilities in sterile injectables.
  Generated $7.6 million in operating cash flow and ended quarter with $126.6 million in cash and cash equivalents.
  Filed five new internally developed ANDAs with a combined annual market size of $170 million.
  Acquired one ophthalmic product the Company intends to launch in 2012.
  Launched injectable Levofloxacin 25mg/mL single-use vials.

Raj Rai, Chief Executive Officer, commented, “Our results reflect a strong demand for all products across our portfolio. We continue to increase our market share as a result of increasing existing contract penetration and new contract wins and as a result of drug shortages impacting hospital injectables. We remain excited about the growth opportunities ahead of us and are looking forward to closing the Kilitch acquisition by the end of this year.”

2011 Revised Outlook

  The Company projects 2011 revenue of approximately $130 million to $132 million.
  The Company’s 2011 gross margin is projected to be approximately 57%.
  The Company projects 2011 adjusted EBITDA of approximately $41 million to $43 million.
  In 2011, the Company expects to spend approximately $15 million to $20 million in capital expenditures to increase plant capacities and improve efficiencies.
  The Company is projecting 2011 R&D expenses of approximately $10 million to $11 million.
  The Company’s 2011 outlook excludes the impact of any new approvals after October 31, 2011.

Akorn’s R&D Pipeline

The Company has 27 ANDAs filed with the FDA with a combined annual market size of approximately $3.0 billion. The Company has completed development work on 10 additional products with a combined annual market size of approximately $1.2 billion and expects to file these products with the FDA shortly.

Third Quarter 2011 Conference Call

The Company will host a conference call at 10:00 a.m. Eastern Time on Tuesday, November 1, 2011 to discuss third quarter 2011 results followed by a Q&A session. The domestic call-in number is (888) 656-7422 and the international call-in number is (913) 312-0975. The confirmation code for all callers is 4854021. The URL for the webcast is http://www.videonewswire.com/event.asp?id=82807.

About Akorn, Inc.

Akorn, Inc. is a niche specialty pharmaceutical company engaged in the development, manufacture and marketing of multisource and branded pharmaceuticals. Akorn has manufacturing facilities located in Decatur, Illinois and Somerset, New Jersey where the Company manufactures ophthalmic and injectable pharmaceuticals. Additional information is available on the Company’s website at www.akorn.com.

Forward Looking Statement

This press release includes statements that may constitute "forward-looking statements", including projections of certain measures of Akorn's results of operations, projections of certain charges and expenses, statements regarding Akorn's goals, regulatory approvals and strategy and other statements relating to the pending acquisition of certain assets of Kilitch Drugs (India) Limited by Akorn. Such forward looking statements are based on current expectations and involve inherent risks and uncertainties, including factors that could delay, divert or change any of them, and could cause actual outcomes and results to differ materially from current expectations. No forward-looking statement can be guaranteed. Among other risks, there can be no guarantee that the acquisition will be completed, or if it is completed, that it will close within the anticipated time period or that the expected benefits of the acquisition will be realized. Akorn cautions that these forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those indicated in the forward-looking statements. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Because such statements inherently involve risks and uncertainties, actual future results may differ materially from those expressed or implied by such forward-looking statements. You can identify these statements by the fact that they do not relate strictly to historical or current facts. They use words such as "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," and other words and terms of similar meaning in connection with a discussion of future operating or financial performance. Factors that could cause or contribute to such differences include, but are not limited to: statements relating to future steps we may take, prospective products, future performance or results of current and anticipated products, sales efforts, expenses, the outcome of contingencies such as legal proceedings, and financial results. These cautionary statements should be considered in connection with any subsequent written or oral forward-looking statements that may be made by the company or by persons acting on its behalf and in conjunction with its periodic SEC filings. You are advised, however, to consult any further disclosures we make on related subjects in our reports filed with the SEC. In particular, you should read the discussion in the section entitled "Cautionary Statement Regarding Forward-Looking Statements" in our most recent Annual Report on Form 10-K, as it may be updated in subsequent reports filed with the SEC. That discussion covers certain risks, uncertainties and possibly inaccurate assumptions that could cause our actual results to differ materially from expected and historical results. Other factors besides those listed there could also adversely affect our results.

Non-GAAP Financial Measures

In addition to reporting all financial information required in accordance with generally accepted accounting principles (GAAP), Akorn is also reporting Adjusted EBITDA, which is a non-GAAP financial measure. Since Adjusted EBITDA is not a GAAP financial measure, it should not be used in isolation or as a substitute for consolidated statements of operations and cash flow data prepared in accordance with GAAP. In addition, Akorn’s definition of Adjusted EBITDA may not be comparable to similarly titled non-GAAP financial measures reported by other companies. For a full reconciliation of Adjusted EBITDA to net income (loss), please see the attachments to this earnings release.

Adjusted EBITDA, as defined by the company, is calculated as follows:

Net income (loss), plus:

  Interest income (expense), net
  Provision for income taxes
  Depreciation and amortization
  Non-cash expenses, such as share-based compensation expense and changes in the fair value of warrants
  Other adjustments, such as equity in earnings of unconsolidated joint venture related to the sale of the joint venture's assets, and amortization of the fair value adjustment to inventory acquired through business acquisitions

The Company believes that Adjusted EBITDA is a meaningful indicator, to both Company management and investors, of the past and expected ongoing operating performance of the Company. EBITDA is a commonly used and widely accepted measure of financial performance. Adjusted EBITDA is deemed by the Company to be a useful performance indicator because it includes an add back of non-cash and non-recurring operating expenses which have little to no bearing on cash flows and may be subject to uncontrollable factors not reflective of the Company’s true operational performance (i.e. fair value adjustments to the carrying value of stock warrants liability).

While the Company uses Adjusted EBITDA in managing and analyzing its business and financial condition and believes it to be useful to investors in their evaluating the Company’s performance, Adjusted EBITDA has certain shortcomings. Specifically, Adjusted EBITDA does not take into account the impact of capital expenditures on the liquidity or GAAP financial performance of the company and likewise omits share-based compensation expenses, which may vary over time and may represent a material portion of overall compensation expense. Accordingly, the Company’s management utilizes comparable GAAP financial measures to evaluate the business in conjunction with Adjusted EBITDA and encourages investors to do likewise.

AKORN, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
IN THOUSANDS, EXCEPT PER SHARE DATA
(UNAUDITED)

	THREE MONTHS ENDED		NINE MONTHS ENDED
	SEPTEMBER 30,		SEPTEMBER 30,
	2011	2010	2011	2010

Revenues	$36,703	$21,659	$94,295	$62,364
Cost of sales	14,725	10,244	40,181	32,658
GROSS PROFIT	21,978	11,415	54,114	29,706

Selling, general and administrative expenses	9,006	5,380	23,539	16,130
Research and development expenses	3,109	1,790	7,763	5,103
Amortization of intangibles	509	256	1,074	1,242
TOTAL OPERATING EXPENSES	12,624	7,426	32,376	22,475

OPERATING INCOME	9,354	3,989	21,738	7,231

Write-off and amortization of deferred financing costs	(165)	(274)	(1,761)	(820)
Interest expense, net	(973)	(227)	(1,286)	(751)
Non-cash interest expense - convertible notes	(909)	-	(1,195)	-
Equity in earnings of unconsolidated joint venture	-	502	14,530	1,335
Change in fair value of warrants liability	-	-	-	(8,881)
INCOME (LOSS) BEFORE INCOME TAXES	7,307	3,990	32,026	(1,886)
Income tax (benefit) provision	(6,217)	-	(5,254)	37
NET INCOME (LOSS)	$13,524	$3,990	$37,280	$(1,923)

NET INCOME (LOSS) PER SHARE:
BASIC	$0.14	$0.04	$0.39	$(0.02)
DILUTED	$0.13	$0.04	$0.35	$(0.02)

SHARES USED IN COMPUTING NET INCOME (LOSS)
PER SHARE:
BASIC	94,650	93,770	94,477	92,440
DILUTED	105,984	100,765	105,163	92,440

AKORN, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
IN THOUSANDS, EXCEPT SHARE DATA

	SEPTEMBER 30,	DECEMBER 31,
	2011	2010
	(Unaudited)	(Audited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$126,608	$41,623
Trade accounts receivable, net	19,861	11,270
Inventories	30,488	18,917
Deferred taxes, current	12,505	-
Prepaid expenses and other current assets	3,063	1,803
TOTAL CURRENT ASSETS	192,525	73,613
PROPERTY, PLANT AND EQUIPMENT, NET	40,500	32,731
OTHER LONG-TERM ASSETS:
Goodwill	11,788	-
Other intangibles, net	21,125	3,122
Deferred financing costs	3,635	1,545
Other	10,338	105
TOTAL OTHER LONG-TERM ASSETS	46,886	4,772
TOTAL ASSETS	$279,911	$111,116

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
Trade accounts payable	$11,560	$4,894
Accrued compensation	3,660	3,396
Accrued expenses and other liabilities	6,064	3,473
Advance from unconsolidated joint venture	-	10,177
TOTAL CURRENT LIABILITIES	21,284	21,940
LONG-TERM LIABILITIES:
Convertible notes due 2016	99,893	-
Deferred taxes, non-current	5,817	-
Lease incentive obligations	1,004	1,125
Product warranty liability	1,299	1,299
TOTAL LONG-TERM LIABILITIES	108,013	2,424
TOTAL LIABILITIES	129,297	24,364
SHAREHOLDERS' EQUITY:
Common stock, no par value -- 150,000,000 shares authorized, 94,682,205 and 93,975,334 shares issued and outstanding at September 30, 2011
and December 31, 2010, respectively	210,775	182,466
Warrants to acquire common stock	17,946	19,673
Accumulated deficit	(78,107)	(115,387)
TOTAL SHAREHOLDERS' EQUITY	150,614	86,752
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$279,911	$111,116

AKORN, INC.
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
IN THOUSANDS (UNAUDITED)

	THREE MONTHS ENDED		NINE MONTHS ENDED
	SEPTEMBER 30,		SEPTEMBER 30,
	2011	2010	2011	2010
OPERATING ACTIVITIES
Net income (loss)	$13,524	$3,990	$37,280	$(1,923)
Adjustments to reconcile net income (loss) to net cash
provided by operating activities:
Depreciation and amortization	1,392	1,140	3,701	3,885
Write-off and amortization of deferred financing fees	165	274	1,761	820
Non-cash stock compensation expense	1,273	690	3,767	1,995
Non-cash change in fair value of warrants liability	-	-	-	8,881
Non-cash interest on convertible notes	909	-	1,195	-
Equity in earnings of unconsolidated joint venture	314	(502)	(14,216)	(1,335)
Changes in operating assets and liabilities:
Trade accounts receivable	(2,912)	371	(7,980)	(2,534)
Inventories	(4,643)	(2,812)	(8,164)	(4,934)
Deferred tax assets, net	(6,688)	-	(6,688)	-
Prepaid expenses and other current assets	612	534	(508)	1,494
Supply agreement termination liabilities	-	-	-	(1,500)
Trade accounts payable	1,606	1,472	4,828	2,253
Accrued expenses and other liabilities	2,089	251	1,002	(5)
NET CASH PROVIDED BY OPERATING ACTIVITIES	7,641	5,408	15,978	7,097

INVESTING ACTIVITIES
Payments for acquisitions and equity investments	(10,723)	-	(36,734)	-
Purchases of property, plant and equipment	(3,885)	(1,033)	(10,124)	(2,644)
Distribution from unconsolidated joint venture	750	149	3,881	1,107
Purchase of product licensing rights	(1,678)	-	(5,678)	-
NET CASH USED IN INVESTING ACTIVITIES	(15,536)	(884)	(48,655)	(1,537)

FINANCING ACTIVITIES
Proceeds from issuance of convertible notes	-	-	120,000	-
Debt financing costs	(96)	-	(4,683)	-
Repayments of line of credit	-	-	-	(3,000)
Net proceeds from common stock offering and warrant exercises	-	-	1,727	4,969
Proceeds under stock option and stock purchase plans	116	215	618	352
NET CASH PROVIDED BY FINANCING ACTIVITIES	20	215	117,662	2,321

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(7,875)	4,739	84,985	7,881
Cash and cash equivalents at beginning of period	134,483	4,759	41,623	1,617
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$126,608	$9,498	$126,608	$9,498

AKORN, INC.
RECONCILIATION OF NET INCOME (LOSS) TO NON-GAAP ADJUSTED EBITDA
IN THOUSANDS (UNAUDITED)

	THREE MONTHS ENDED		NINE MONTHS ENDED
	SEPTEMBER 30,		SEPTEMBER 30,
	2011	2010	2011	2010

NET INCOME (LOSS)	$13,524	$3,990	$37,280	$(1,923)

ADJUSTMENTS TO ARRIVE AT EBITDA:
Depreciation expense	883	884	2,627	2,643
Amortization expense	509	256	1,074	1,242
Interest expense, net	973	227	1,286	751
Non-cash interest expense - convertible notes	909	-	1,195	-
Income tax provision	(6,217)	-	(5,254)	37
EBITDA	$10,581	$5,357	$38,208	$2,750

NON-CASH AND OTHER NON-RECURRING INCOME
AND EXPENSES:
Non-cash stock compensation expense	1,273	690	3,767	1,995
Change in fair value of warrants liability	-	-	-	8,881
Write-off and amortization of deferred financing costs	165	274	1,761	820
Equity in earnings of unconsolidated joint venture that
is related to the sale of the joint venture's assets	-	-	(13,380)	-
Amortization of the fair value adjustment to AVR's
acquired inventory	(124)	-	553	-
ADJUSTED EBITDA	$11,895	$6,321	$30,909	$14,446

CONTACT:
Akorn, Inc.
Tim Dick, Chief Financial Officer
(847) 279-6150